As filed with the Securities and Exchange Commission on May 29, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EL POLLO LOCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-356182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3535 Harbor Blvd., Suite 100

Costa Mesa, California 92626

(Address of Principal Executive Offices) (Zip Code)

El Pollo Loco Holdings, Inc. Equity Incentive Plan

(Full title of the plan)

Anne Jollay

Chief Legal and People Officer

El Pollo Loco Holdings, Inc.

3535 Harbor Blvd., Suite 100

Costa Mesa, California 92626

(714) 599-5000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is filed by the Registrant to register additional securities issuable pursuant to the El Pollo Loco Holdings, Inc. Equity Incentive Plan, as amended (the “Plan”), and consists of only those items required by General Instruction E to Form S-8. In accordance with General Instruction E of Form S-8, the contents of each of the Company’s Registration Statements on Form S-8 filed with the Commission on August 6, 2018 (File No. 333-226621) and on September 20, 2021 (File No. 333-259661) are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT ON FORM S-8

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 27, 2023, filed with the Commission on March 8, 2024 (“2023 Form 10-K”);

(b)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 27, 2024, filed with the Commission on May 3, 2024;

(c)	The Company’s Current Reports on Form 8-K filed with the Commission on February 2, 2024, February 13, 2024 and May 29, 2024, except as to information furnished under Items 2.02 and 7.01 thereunder; and

(d)	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on July 22, 2014, as modified by the description of the Company’s Common Stock contained in Exhibit 4.1 to the 2023 Form 10-K, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of El Pollo Loco Holdings, Inc.(1)
4.2	Amended and Restated By-Laws of El Pollo Loco Holdings, Inc.(2)
5.1	Opinion of Vedder Price P.C.
23.1	Consent of BDO USA P.C.
23.2	Consent of Vedder Price P.C. (included as part of Exhibit 5.1)
99.1	Equity Incentive Plan, as amended(3)
107	Filing Fee Table

(1)	Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on September 5, 2014 and incorporated herein by reference.
(2)	Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 2, 2024 and incorporated herein by reference.
(3)	Included as Appendix C to the Company’s Definitive Proxy Statement filed with the Commission on April 16, 2024 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on May 29, 2024

EL POLLO LOCO HOLDINGS, INC.

By:	/s/ Elizabeth Williams
Elizabeth Williams
Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Elizabeth Williams and Anne Jollay, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact may deem necessary or advisable to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing under the Securities Act of one or more Registration Statements on Form S-8, including the power and authority to sign on the undersigned’s behalf the accompanying Registration Statement on Form S-8 (in respect of El Pollo Loco Holdings, Inc. Equity Incentive Plan) and any and all amendments, post-effective amendments, exhibits thereto and other documents in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Elizabeth Williams	Chief Executive Officer and Director	May 29, 2024
Elizabeth Williams	(Principal Executive Officer)

/s/ Ira Fils	Chief Financial Officer	May 29, 2024
Ira Fils	(Principal Financial and Accounting Officer)

/s/ William R. Floyd	Chairman and Director	May 29, 2024
William R. Floyd

/s/ Douglas J. Babb	Director	May 29, 2024
Douglas J. Babb

/s/ Samuel N. Borgese	Director	May 29, 2024
Samuel N. Borgese

/s/ Mark Buller	Director	May 29, 2024
Mark Buller

/s/ Nancy Faginas-Cody	Director	May 29, 2024
Nancy Faginas-Cody

/s/ Deborah Gonzalez	Director	May 29, 2024
Deborah Gonzalez

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